                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Cybex Computer Products Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   Cybex Logo
                              4991 CORPORATE DRIVE
                           HUNTSVILLE, ALABAMA 35805

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held July 27, 1999

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Cybex Computer Products Corporation (the "Company") will be held at the Holiday Inn, Research Park, 5903 University Drive, N.W., Huntsville, Alabama 35806, on the 27th day of July, 1999, at 10:30 a.m. (local time), for the following purposes:

          (1) To elect a Board of Directors to serve until the next annual meeting or until their successors are duly elected;

          (2) To vote upon an Amendment to the Amended and Restated Articles of Incorporation of the Company to increase the authorized Common Stock of the Company to 50,000,000 shares of Common Stock, par value $.001 per share;

          (3) To consider and vote upon a proposal to ratify the engagement of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     We hope you will attend the meeting and take an active part in it. Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection. Whether you plan to attend the meeting or not, please execute the enclosed proxy and return it in the return envelope which is enclosed for your convenience.

     The annual report of the Company for the fiscal year ended March 31, 1999, is enclosed. We hope you will find it informative.

     Pursuant to a resolution adopted by the Board of Directors of the Company, the close of business on June 14, 1999, has been fixed as the date for determination of shareholders entitled to notice of this meeting and to vote at the meeting.

                                          By Order of the Board of Directors
                                          /s/ Remigius G. Shatas

                                          Remigius G. Shatas
                                          Secretary

Huntsville, Alabama
June 23, 1999.

                      CYBEX COMPUTER PRODUCTS CORPORATION
                              4991 CORPORATE DRIVE
                           HUNTSVILLE, ALABAMA 35805

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 27, 1999

                                PROXY STATEMENT

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cybex Computer Products Corporation (the "Company") to be voted at the annual meeting of shareholders to be held at the Holiday Inn, Research Park, 5903 University Drive, N.W., Huntsville, Alabama 35806, on July 27, 1999 at 10:30 a.m. (local time) for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about June 23, 1999.

     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions given by the shareholder, and if no instructions are given, will be voted (a) FOR the election as directors of the nominees as listed and described in this Proxy Statement, (b) FOR the Amendment to the Amended and Restated Articles of Incorporation of the Company increasing the authorized Common Stock of the Company to 50,000,000 shares of Common Stock, par value $.001 per share; (c) FOR the ratification of the engagement of the firm of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year, and (d) FOR the recommendations of the Board of Directors on any other proposal that may properly come before the meeting. The persons named as proxies in the enclosed form of proxy were selected by the Company's Board of Directors.

     Please sign and return the proxy in the enclosed return envelope so the Common Stock you own will be voted in accordance with your wishes. Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies, which is expected to be nominal.

PROXY IS REVOCABLE

     If, after you send in your proxy you desire to revoke your proxy for any reason, you may do so by giving notification of such intent to Douglas E. Pritchett, the Assistant Secretary of the Company, in writing at any time prior to the commencement of the annual meeting. Also, your proxy may be revoked by submitting a later-dated proxy or by attending the meeting and voting in person. Unmarked proxies received by the Company will be voted in favor of each of the proposals herein specified and as directed by the attorneys-in-fact as to any other matter which may come before the meeting.

DATE OF RECORD

     The close of business on June 14, 1999, has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the annual meeting. Each share of Common Stock is entitled to one vote on all matters.

DISSENTERS' RIGHTS OF APPRAISAL

     There are no dissenters' rights of appraisal in connection with any vote of shareholders to be taken at the 1999 Annual Meeting of Shareholders.

OUTSTANDING SECURITIES

     As of the close of business on June 14, 1999, the Company had authorized 25,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 12,746,401 were issued and outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

BUSINESS TO BE CONSIDERED AT THE ANNUAL MEETING OF SHAREHOLDERS

     It is expected that the following business will be considered and action taken thereon at the annual meeting:

        (1) The election of a Board of Directors to serve until the next annual meeting or until their successors are duly elected;

        (2) A proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized Common Stock of the Company to 50,000,000 shares of Common Stock, par value $.001 per share;

        (3) A proposal to ratify the engagement of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year; and

        (4) The transacting of such other business as may properly come before the meeting or any adjournment thereof.

SHAREHOLDERS LIST

     A complete list of the shareholders entitled to vote at the annual meeting of shareholders to be held on July 27, 1999, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a shareholder, and at all times during the annual meeting at the place of the meeting.

                         ELECTION OF BOARD OF DIRECTORS

INTRODUCTION

     A Board of Directors consisting of no less than three and no more than 15 persons is authorized by the Company's Bylaws. The present Board of Directors consists of seven (7) members, six of whom are nominees for election to the Board of Directors at this meeting. Oscar L. Pierce has elected to retire from the Board of Directors. As provided in the Company's Bylaws and in view of Mr. Pierce's retirement, the Board of Directors has fixed at six (6) the number of members to serve on the Board of Directors from and after the date of the Annual Meeting.

     All of the present Directors were elected to the Board of Directors of the Company during 1998 by the shareholders, except John R. Cooper who was appointed to the Board of Directors in November 1998 to fill a vacancy created when the Board of Directors increased its size from six (6) members to seven (7) members. Each nominee for the Board of Directors has expressed the willingness to serve as a Director during the coming year. Each Director elected to the Board of Directors at this meeting will serve for a term of one year or until a successor is duly elected and qualified.

     Proxies cannot be voted for a greater number of persons than the number of nominees named. The six nominees receiving the highest number of votes at the annual meeting will be elected as directors. Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. If any nominee becomes unavailable for election, the current Board of Directors will determine how the proxies will be voted. Abstentions and broker non-votes will not affect the tally of votes cast in the election. A non-vote occurs when a broker, or other fiduciary, holding shares for a beneficial owner votes on one proposal but lacks authority from the owners to vote on another proposal.

NOMINEES

     The following table sets forth certain information with respect to the six nominees for Director of the Company:

                                                         PRINCIPAL OCCUPATION AND               DIRECTOR
                NAME                   AGE            ALL POSITIONS WITH THE COMPANY             SINCE
                ----                   ---            ------------------------------            --------
Stephen F. Thornton                    59    Chairman of the Board, President and Chief           1984
                                             Executive Officer and Director
Remigius G. Shatas                     51    Executive Vice President -- Special Projects and     1981
                                             Secretary and Director
Doyle C. Weeks                         53    Executive Vice President -- Group Operations and     1998
                                             Business Development and Director
Douglas E. Pritchett                   43    Senior Vice President -- Finance, Chief Financial    1995
                                             Officer, Treasurer and Assistant Secretary and
                                             Director
David S. Butler                        57    Director                                             1984
John R. Cooper                         51    Director                                             1998

     Stephen F. Thornton has been Chairman of the Board of the Company since 1987 and President and Chief Executive Officer of the Company since 1984. From 1981 to 1984, Mr. Thornton was President of Schiller Industries, an ultra precision machining, specialty cable and laser scanning company in the aerospace industry.

     Remigius G. Shatas has been Executive Vice President -- Special Projects and Secretary of the Company since April 1999. Mr. Shatas served as Executive Vice President -- Technology and Acquisitions and Secretary of the Company from April 1997 to April 1999, as Senior Vice President, Chief Technical Officer and Secretary of the Company from 1995 to 1997 and as Chief Technical Officer, Secretary and Treasurer of the Company from 1984 to 1995.

     Doyle C. Weeks has been Executive Vice President -- Group Operations and Business Development of the Company since August 1998. Mr. Weeks served as Senior Vice President -- Finance, Chief Financial Officer, and Treasurer of the Company from 1995 to August 1998 and as Assistant Secretary of the Company during 1998. Prior to joining the Company, Mr. Weeks served as Vice
President -- Finance, Chief Financial Officer and Treasurer of Phoenix Microsystems, Inc. from 1985 to 1994 and a member of the Board of Phoenix Microsystems, Inc. during 1994.

     Douglas E. Pritchett has been Senior Vice President -- Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company since September 1998. Prior to joining the Company as an executive officer, Mr. Pritchett was Chief Financial Officer of Barber Dairies, Inc. from 1992 to 1998 and a Partner with Coopers & Lybrand L.L.P. (predecessor of PricewaterhouseCoopers LLP) from 1987 to 1992.

     David S. Butler has served as President of Electronic Manufacturer's Agents, a manufacturer's representative, since 1974.

     John R. Cooper has been Vice President -- Finance and Chief Financial Officer of ADTRAN, Inc., a company that designs, develops, manufactures, markets and services a broad range of high-speed digital transmission products utilized by telephone companies and corporate end-users to implement advanced digital data services over existing telephone networks, since 1996. Mr. Cooper was President of Sauty Group from 1995 to 1996 and a Partner with Coopers & Lybrand L.L.P. (predecessor of PricewaterhouseCoopers LLP) from 1991 to 1995.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     General. The Board of Directors held four meetings during Fiscal 1999. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such Director served.

     Audit Committee. The Company has an Audit Committee consisting of David S. Butler, Oscar L. Pierce and John R. Cooper. Douglas E. Pritchett served as a member of the Audit Committee during a portion of Fiscal 1999, but resigned upon accepting employment with the Company. The Audit Committee held two meetings during Fiscal 1999. The Audit Committee confers with the auditors and determines the scope of their annual and interim examinations, determines through discussions with the auditors and otherwise that no restrictions were placed by management on the scope of the examination or its implementation, inquires into the effectiveness of the Company's accounting and internal control functions, reports to the Board of Directors on the results of the committee's activities and recommends any changes in the appointment of independent auditors which the committee may deem to be in the best interest of the Company and its shareholders. No member of the Audit Committee may be an officer or employee of the Company.

     Compensation Committee. The Company has a Compensation Committee consisting of David S. Butler, Oscar L. Pierce and John R. Cooper. Douglas E. Pritchett served as a member of the Compensation Committee during a portion of Fiscal 1999, but resigned upon accepting employment with the Company. The Compensation Committee held two meetings during Fiscal 1999. The Compensation Committee establishes the general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and for determining salaries and bonuses paid to executive officers of the Company. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including the Company's 1995 Employee Stock Option Plan, as amended (the "1995 Employee Plan"), the 1998 Employee Stock Incentive Plan and any bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

     Nominating Committee  The Company does not have a Nominating Committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors who are not employees of the Company are paid fees of $5,000 per year. As additional compensation for serving on the Company's Board of Directors, each non-employee Director receives an annual grant of options to purchase 2,500 shares of the Company's Common Stock. The chairman of the Audit Committee is paid an additional fee of $5,000 per year for serving in such capacity. All Directors are entitled to reimbursement of travel expenses incurred in attending meetings of the Board of Directors and the committees thereof on which they serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS.

          AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     At a meeting of the Board of Directors of the Company on May 4, 1999, the Board of Directors approved an Amendment (the "Amendment") to Section 5.1 of the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 shares to 50,000,000 shares of Common Stock, par value $.001 per share. Such approval was subject to the approval of the Amendment by the holders of a majority of the outstanding shares of Common Stock.

     In connection with such proposal, the following resolution will be introduced at the Annual Meeting:

         RESOLVED, that Section 5.1 of Article 5 of the Amended and Restated Articles of Incorporation of this Corporation be amended to read as follows:

         "The aggregate number of shares which the Corporation shall have authority to issue is 55,000,000, comprised of (a) 50,000,000 shares of common stock, with a par value of $.001 per share (the "Common Stock"), and (b) 5,000,000 shares of preferred stock, with a par value of $.001 per share (the "Preferred Stock"), constituting a total authorized capital of all classes of capital stock of $55,000.00."

     The Board of Directors recommends that the Company's shareholders approve the proposed Amendment to the Amended and Restated Articles of Incorporation to increase the authorized Common Stock of the Company to 50,000,000 shares of Common Stock, par value $.001 per share, because it considers such proposal to be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. The proposed increase in the number of shares of authorized Common Stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

     Except for issuance in connection with the stock options referred to in this Proxy Statement, the Company does not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any of the remaining additional shares of Common Stock which would be authorized by the proposed Amendment to the Amended and Restated Articles of Incorporation.

     Under the Amended and Restated Articles of Incorporation, the Company presently has authority to issue 25,000,000 shares of Common Stock, par value $.001 per share, of which 12,746,401 shares were issued and outstanding on June 14, 1999. In addition, as of June 14, 1999, approximately 2,574,749 shares of Common Stock were reserved for issuance under the Company's Stock Option Plans, under which options to purchase a total of 1,515,282 shares of Common Stock were outstanding. Approximately 8,509,173 shares were available for issuance on June 14, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE NECESSARY FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                             SELECTION OF AUDITORS

     PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P., which merged with Price Waterhouse LLP, effective July 1, 1998), 1901 Sixth Avenue North, 1600 AmSouth Harbert Plaza, Birmingham, Alabama 35203, is recommended for selection as the independent auditors of the Company for the current fiscal year. Coopers & Lybrand L.L.P. has served as independent auditors of the Company for the fiscal years ended March 31, 1997 and 1998 and PricewaterhouseCoopers LLP has performed an audit of the financial statements of the Company for the fiscal year ended March 31, 1999. Services provided by PricewaterhouseCoopers LLP include work related to the audit of the annual financial statements of the Company, reviews of unaudited quarterly financial information and filings with the Securities and Exchange Commission (the "SEC"), and preparation of state and federal income tax returns. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, and will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT.

                               EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers:

                                                                                                OFFICER
             NAME                AGE                    PRINCIPAL OCCUPATION                     SINCE
             ----                ---                    --------------------                    -------
Stephen F. Thornton              59    Chairman of the Board, President and Chief Executive      1984
                                       Officer and Director
Remigius G. Shatas               51    Executive Vice President -- Special Projects and          1981
                                       Secretary and Director
Doyle C. Weeks                   53    Executive Vice President -- Group Operations and          1995
                                       Business Development and Director
Douglas E. Pritchett             43    Senior Vice President -- Finance, Chief Financial         1998
                                       Officer, Treasurer and Assistant Secretary and Director
R. Byron Driver                  58    Senior Vice President -- Operations and Chief Operating   1992
                                       Officer
Christopher L. Thomas            43    Senior Vice President of Engineering                      1996
Gary R. Johnson                  49    Senior Vice President of Sales and Marketing              1996

     Biographical information for Messrs. Thornton, Shatas, Weeks and Pritchett is set forth above under the caption "Election of Board of Directors -- Nominees."

     R. Byron Driver has been employed by the Company since 1992 and was elected Senior Vice President -- Operations and Chief Operating Officer in 1995. From 1985 to 1992, he was Vice President of Astrocom Corporation, a data communications company. From 1982 to 1985, Mr. Driver was vice president of Complexx Systems, Inc., which was acquired by Astrocom Corporation in 1985.

     Christopher L. Thomas served as the Company's Engineering Product Manager from February 1995 to March 1996, Vice President of Engineering from March 1996 to April 1997 and currently serves as Senior Vice President of Engineering. Prior to joining the Company, Mr. Thomas served from 1993 to 1995 as Vice President of Technology for Max Vision, a company specializing in medical imaging systems. Mr. Thomas was employed by Intergraph, a graphics workstations company, from 1978 to 1993.

     Gary R. Johnson has been Senior Vice President of Sales and Marketing since April 1997, was formerly Vice President of Sales Channel Development from March 1996 to March 1997. From May 1986 to February 1996, he was the owner of Sales and Marketing Solutions, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of shares of the Company's Common Stock as of May 31, 1999, by (i) each of the Company's directors; (ii) the Company's chief executive officer ("CEO") and the four most highly compensated executive officers of the Company other than the CEO whose total annual salary and bonus exceeded $100,000 in Fiscal 1999 (collectively, the "Named Executive Officers"), (iii) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, and (iv) all directors and Named Executive Officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                COMMON STOCK BENEFICIALLY OWNED
                                             -------------------------------------
NAME                                         NUMBER OF SHARES(1)        % OF CLASS
----                                         -------------------        ----------
Stephen F. Thornton                                 962,907(2)(12)         7.53%
Remigius G. Shatas                                  704,390(3)             5.53%
FMR Corporation                                     743,500                5.84%
82 Devonshire Street
Boston, MA 02109
Gary R. Johnson                                      55,000(4)                *
Oscar L. Pierce                                     445,575(5)(12)         3.49%
David S. Butler                                     177,950(6)             1.39%
R. Byron Driver                                      52,180(7)                *
Doyle C. Weeks                                       53,107(8)                *
Douglas E. Pritchett                                  9,000(9)                *
John R. Cooper                                        7,250(10)               *
All executive officers and
  directors as a group
  (9 persons)                                     2,467,359(11)           19.10%

---------------

 * Less than 1%

 (1) The number of shares set forth in the table reflects the 3-for-2 stock splits effected by the Company on April 28, 1998 and December 15, 1998 as a 50% stock dividend (collectively, the "Stock Splits").

 (2) Includes (i) 551,814 shares owned directly by Stephen F. Thornton (of which 53,518 shares are represented by exercisable options); (ii) 219,093 shares owned by Judy Thornton, his wife; and (iii) 192,000 shares held by the Thornton Family Limited Partnership, of which Mr. Thornton is a general partner and as to which he may be deemed to share voting and investment power.

 (3) Includes (i) 423,703 shares owned directly by Remigius G. Shatas (of which 5,726 shares are represented by exercisable options); (ii) 5,062 shares owned by his wife; (iii) 50,625 shares held by Mr. Shatas's minor child,
     (iv) 225,000 shares held by Shatas Partners, Ltd., of which Mr. Shatas is a general partner and as to which he may be deemed to share voting and investment power.

 (4) Includes 55,000 shares owned directly by Gary R. Johnson (of which 13,750 shares are represented by exercisable options).

 (5) Includes (i) 255,038 shares owned directly by Oscar L. Pierce (of which 22,500 shares are represented by exercisable options); and (ii) 190,537 shares owned by his wife.

 (6) Includes (i) 139,082 shares owned directly by David S. Butler (of which 19,375 shares are represented by exercisable options); (ii) 7,500 shares held by him in his 401(k) Plan; (iii) 150 shares owned by Electronic Manufacturer's Associates; and (iv) 31,218 shares owned by his wife.

 (7) Includes (i) 52,068 shares owned directly by R. Byron Driver (of which 13,500 shares are represented by exercisable options); and (ii) 112 shares owned by his wife.

 (8) Includes (i) 49,395 shares owned directly by Doyle C. Weeks (of which 43,024 shares are represented by exercisable options); and (ii) 3,712 shares held by him in his IRA.

 (9) Includes (i) 4,750 shares owned directly by Douglas E. Pritchett (of which 3,750 shares are represented by exercisable options); and (ii) 4,250 shares held by him in his IRA.

(10) Includes (i) 6,250 shares owned directly by John R. Cooper (all of which are represented by exercisable options); and (ii) 1,000 shares held by him in his IRA.

(11) Includes 181,393 shares represented by exercisable options.

(12) Oscar L. Pierce is the brother-in-law of Stephen F. Thornton. These two individuals beneficially own, in the aggregate, 1,408,482 shares (of which 76,018 shares are represented by exercisable options), constituting approximately 11% of the total outstanding Common Stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. The executive officers, directors and greater than 10% stockholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during Fiscal 1999. Based upon a review of these filings, the Company believes that the reporting and filing requirements relating to ownership of Common Stock were complied with during Fiscal 1999, except that (i) Robert A. Asprey's Form 4s reporting the gift of 5,060 shares in June 1996 and the disposition of 22,500 shares in July 1997, respectively, were filed in March 1999; (ii) David S. Butler's Form 4 reporting the acquisition of 496 shares in December 1995 by Electronic Manufacturer's Agents was filed in February 1999,
(iii) Gary R. Johnson's Form 3 was filed in August 1998 instead of April 1997, and his Form 4 reporting the disposition of 15,000 shares in November 1998 was filed in January 1999; and (iv) Christopher L. Thomas's Form 3 was filed in June 1999 instead of April 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid or awarded to the Chief Executive Officer and each of the Named Executive Officers for all services rendered to the Company and its subsidiaries in 1997, 1998 and 1999.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                         ANNUAL            NO. OF
                                                      COMPENSATION       SECURITIES
                                                   ------------------    UNDERLYING       ALL OTHER
NAME/POSITION                               YEAR    SALARY     BONUS     OPTIONS(1)    COMPENSATION(2)
-------------                               ----   --------   -------   ------------   ---------------
Stephen F. Thornton                         1999   $185,015   $51,953      45,000          $6,303
Chairman of the Board, Chief Executive      1998    165,150    89,800      33,750           5,055
Officer and President                       1997    160,150    32,000      33,750           5,416

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                         ANNUAL            NO. OF
                                                      COMPENSATION       SECURITIES
                                                   ------------------    UNDERLYING       ALL OTHER
NAME/POSITION                               YEAR    SALARY     BONUS     OPTIONS(1)    COMPENSATION(2)
-------------                               ----   --------   -------   ------------   ---------------
Remigius G. Shatas                          1999    139,610    42,150      22,500           4,013
Executive Vice President -- Special         1998    139,650    75,921      28,125           3,712
Projects and Secretary                      1997    135,150    27,000      28,125           3,159
Doyle C. Weeks                              1999    135,857    38,521      45,729           3,604
Executive Vice President -- Group           1998    115,150    97,588      22,500           3,826
Operations and Business Development         1997    105,150    25,500      22,500           2,688
Gary R. Johnson                             1999    112,008    52,097      56,250           3,640
Senior Vice President -- Sales and
  Marketing                                 1998    100,150    75,890           0           2,214
                                            1997     90,100    13,287      56,250           1,789
R. Byron Driver                             1999    125,010    35,152      22,500           3,355
Senior Vice President -- Operations and     1998    115,150    62,588      22,500           2,092
Chief Operating Officer                     1997    105,150    10,500           0           1,610

---------------

(1) The amounts listed in this column represent the number of securities underlying options after taking into account the Stock Splits.

(2) The amounts listed in this column represent for 1999, 1998 and 1997, respectively: (i) employer contributions to the Company's 401(k) Retirement
    Plan: Stephen F. Thornton, $2,723, $1,843, and $2,573; Remigius G. Shatas, $2,833, $2,502, and $2,045; Doyle C. Weeks, $2,422, $2,728, and $1,608; Gary
    R. Johnson, $2,585, $1,184, and $759; and R. Byron Driver, $2,241, $994, and
    $530; and (ii) life insurance premiums: Stephen F. Thornton, $3,036, $2,638, and $2,269; Remigius G. Shatas, $636, $636, and $540; Doyle C. Weeks, $638, $524, and $506; Gary R. Johnson, $511, $456, and $456; and R. Byron Driver, $570, $524, and $506; and (iii) disability insurance premiums: Stephen F. Thornton, $544, $574, and $574; Remigius G. Shatas, $544, $574, and $574;
    Doyle C. Weeks, $544, $574, and $754; Gary R. Johnson, $544, $574, and $574;
    and R. Byron Driver, $544, $574, and $574.

     Option Grants in Fiscal 1999. The following table sets forth certain information concerning individual grants of stock options made during Fiscal 1999 to certain of the Named Executive Officers:

                                                                                          POTENTIAL REALIZABLE
                                    NUMBER OF                                               VALUE AT ASSUMED
                                    SECURITIES    % OF TOTAL                                 RATES OF STOCK
                                    UNDERLYING     OPTIONS      EXERCISE                 PRICE APPRECIATION FOR
                                     OPTIONS      GRANTED TO     OR BASE                     OPTION TERMS(2)
                                     GRANTED     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
               NAME                   (#)(1)     FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
               ----                 ----------   ------------   ---------   ----------   ---------   -----------
Stephen F. Thornton                   45,000        6.23%         14.22      4/27/09      402,492     1,019,994
Remigius G. Shatas                    22,500        3.11%         14.22      4/27/09      201,246       509,997
Doyle C. Weeks                        45,729        6.33%         14.22      4/27/09      409,012     1,036,517
Gary R. Johnson                       56,250        7.78%         14.22      4/27/09      503,115     1,274,992
R. Byron Driver                       22,500        3.11%         14.22      4/27/09      201,246       509,967

---------------

(1) The amounts listed in this column represent the number of securities underlying options after taking into account the Stock Splits. All options outstanding were issued under the Company's 1995 Employee Stock Option Plan. Options are exercisable 20% per year commencing on the first anniversary of the grant date.

(2) Based upon the market price on the date of grant and an annual appreciation at the rate stated of such market price through the expiration date of such options. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     Option Exercises and Year-End Values. The following table sets forth certain information concerning the exercise of stock options during Fiscal 1999 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                                                           NUMBER OF      NUMBER OF      VALUE OF       VALUE OF
                                                          SECURITIES     SECURITIES     UNEXERCISED    UNEXERCISED
                                                          UNDERLYING     UNDERLYING       IN-THE-        IN-THE-
                                  SHARES                  UNEXERCISED    UNEXERCISED       MONEY          MONEY
                                 ACQUIRED       VALUE     OPTIONS AT     OPTIONS AT     OPTIONS AT     OPTIONS AT
                                ON EXERCISE   REALIZED     FY-END(#)      FY-END(#)      FY-END($)      FY-END($)
            NAMES                   (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            -----               -----------   ---------   -----------   -------------   -----------   -------------
Stephen F. Thornton               19,232        156,867      1,018          92,250         10,171        636,824
Remigius G. Shatas                     0              0     16,875          61,875        179,571        503,634
Doyle C. Weeks                    61,808      1,161,054     18,629          86,229        292,434        612,866
Gary R. Johnson                   45,000        804,222     11,250         112,500        131,797        822,969
R. Byron Driver                        0              0      4,500          40,500         48,219        276,470

     401(k) Retirement Plan. The Company maintains a retirement plan pursuant to Section 401(k) of the Code (the "KPlan"), which requires, subject to certain limited exceptions, three months of service and a minimum of 1,000 hours worked annually to become a participant in the KPlan. The Company will match 50% of an employee's contributions up to 6% of the employee's compensation. The Company's expense for matching contributions totaled $52,623, $58,088 and $86,834 for Fiscal 1997, Fiscal 1998 and Fiscal 1999, respectively.

     The Company may make discretionary contributions to the KPlan in an amount determined annually by the Board of Directors. The Company elected to make no discretionary contributions to the KPlan for Fiscal 1997, Fiscal 1998 and Fiscal 1999. Company contributions are allocated to each participant on the basis of compensation. Participants may make contributions to the KPlan on a payroll deduction basis, and the Company may make matching contributions on behalf of each participant. A separate salary reduction account and matching employer contribution account are maintained for each participant. All accounts are vested at retirement, death, or disability. Upon any other termination of employment, matching and discretionary contributions are vested after the fifth year of service. Subject to certain restrictions and tax penalties, participants may make early withdrawals from their salary reduction accounts.

     The Company also maintains a defined contribution plan (the "Contribution Plan") for employees of its wholly owned subsidiary, Cybex Computer Products International, Ltd. ("Cybex International"). The Contribution Plan provides for employer contributions of 5% of employee base salary and permits voluntary employee contributions of 5% of base salary. All employee contributions vest immediately upon contribution, and employer contributions vest ratably over five years. For Fiscal 1998 and Fiscal 1999, the Company contributed $20,110 and $33,204, respectively, to the Contribution Plan.

EMPLOYMENT AND CONFIDENTIALITY AGREEMENTS

     Employment Agreements. Each of the Named Executive Officers of the Company, except Gary R. Johnson, is a party to an Employment and Noncompetition Agreement (collectively, the "Employment Agreements"). Each Employment Agreement is effective as of April 1, 1995, and has a five-year term that is automatically extended on April 1 of each year thereafter for one additional year. Under each Employment Agreement, the employee receives an annual base salary, subject to annual increases at the discretion of the Compensation Committee (not less than the annual cost of living increase percentage), and is entitled to receive an annual bonus at the discretion of the Compensation Committee and to participate in the Company's 1995 Employee Stock Option Plan and all other benefit programs generally available to executive officers of the Company.

     Under the terms of the Employment Agreements, Messrs. Thornton and Shatas have each agreed that during the term of his employment with the Company and for a term of 18 months thereafter, he will not compete, without the prior written consent of the Company, with the Company by engaging in any capacity in any business which is competitive with the business of the Company. Messrs. Weeks and Driver have agreed not to compete with the Company for a period of 12 months after termination of employment with the Company.

     Under the terms of the Employment Agreements, the Company may terminate an executive's employment for "cause," which includes acts of (i) willful dishonesty, fraud, or deliberate injury or attempted injury to the Company or
(ii) the executive's willful material breach of the Employment Agreement which has resulted in material injury to the Company, in which event, the executive shall receive salary, bonus, and other benefits through the date of termination. Under the terms of the Employment Agreements, if a participating executive is terminated by the Company without cause, he is entitled to receive his accrued salary, earned bonus and other benefits through the date of termination. In addition, Messrs. Thornton and Shatas would each receive severance compensation equal to his base salary for a period of 18 months following the date of termination and an amount equal to his average annual bonus during the two years immediately preceding his termination. Messrs. Weeks and Driver would each receive severance compensation equal to his base salary for a period of six months following the date of termination and an amount equal to one-half his average annual bonus during the two years immediately preceding his termination. At the executive officer's election, he may receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day Treasury bill interest rate in effect on the date of delivery of such election notice). The executive officers are also entitled to accelerated vesting of any award granted under stock option plans upon termination without cause.

     If a "change-in-control" occurs, each executive officer may terminate his Employment Agreement and receive the severance compensation described above.

     The Company has agreed to indemnify each executive officer under his Employment Agreement for certain liabilities arising from actions taken by the executive officer within the scope of his employment.

     Confidentiality Agreements. All key employees of the Company, including the executive officers, have signed nondisclosure agreements pursuant to which each has agreed not to disclose any of the Company's confidential information and to assign to the Company any rights he or she may have in any design, invention, software, process, trade secret, or intellectual property that relates to or resulted from work performed at the Company.

COMPENSATION COMMITTEE REPORT

     Introduction. This report of the Compensation Committee of the Board of Directors discusses the compensation policies and the basis for the compensation paid to the Company's executive officers and to Stephen F. Thornton, the Company's President, Chief Executive Officer and Chairman of the Board, during the fiscal year ended March 31, 1999.

     The Company's policy with respect to executive compensation has been designed to (i) adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company, (ii) reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term shareholder value of the Company; and (iii) align the interest of executive officers with those of the Company's shareholders with respect to short-term operating results and long-term increases in the price of the Company's Common Stock.

     The components of compensation paid to executive officers consist of (i) base salary, (ii) incentive compensation in the form of an annual bonus, (iii) long-term incentive compensation in the form of options awarded by the Company under the 1995 Employee Stock Option Plan, (iv) long-term incentive compensation in the form of options or shares of restricted stock awarded by the Company under the 1998 Employee Stock Incentive Plan, (v) amounts paid on behalf of executives under the Company's KPlan and (vi) certain other benefits provided to executive officers.

     The Compensation Committee establishes the general compensation policy for the Company and has the responsibility for approving cash compensation and increases in compensation paid to executive officers of the Company. The Compensation Committee also administers the Company's 1995 Employee Stock Option Plan and the 1998 Employee Stock Incentive Plan (collectively, the "Incentive Plans"). The Compensation Committee selects the individuals who will receive awards under the Incentive Plans and determines the timing, pricing and amounts of options or shares of restricted stock granted under the Incentive Plans, each in accordance with the terms of the respective Incentive Plan. The Compensation Committee consists of three non-employee directors of the Company. The Board of Directors of the Company is responsible for determining annual contributions by the Company under the Company's KPlan.

     The Company's executive compensation program has historically emphasized the use of incentive based compensation to reward members of senior management for the achievement of short-term operating goals and for increasing the long-term shareholder value of the Company, and the Compensation Committee intends to continue that policy. Annual bonus payments are discretionary and are related primarily to the operating performance of the Company, in general, and the executive, in particular. The Company has also utilized stock options in the past to motivate a substantial number of employees, including the executive officers, and to reward such employees for increases in the price of the Company's Common Stock. The Company believes that its compensation policies reward management when the Company and its shareholders have benefitted from short-term operating results and long-term increases in the price of the Company's Common Stock.

     Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors, timely product enhancements, new product introductions and new product acquisitions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

     Compensation Vehicles. The Company has had a long and successful history of using a simple total compensation program that consists of cash-based and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees.

     Base Salary. Each year, the Compensation Committee reviews and approves the base salaries paid by the Company to the executive officers. All of the Named Executive Officers executed employment agreements with the Company, except Gary R. Johnson. These employment agreements provide for a base salary for each executive officer. The Compensation Committee reviewed base salaries of executive officers of comparable companies and determined that the Company's executive officers were, for the most part, undercompensated as compared to their peers. Accordingly, at its meeting on April 23, 1999, the Compensation Committee approved increases in the base salaries of all executive officers of the Company for Fiscal 2000 in amounts that the Compensation Committee believed would provide base salaries commensurate with executive officers performing comparable services for comparable companies. The Compensation Committee believes that base salaries earned by the Company's executive officers have historically been reasonable in relation to the Company's performance.

     Annual Bonus. The compensation plan for the Company's executive officers contemplates consideration of discretionary annual bonuses. The annual bonus is designed to reward the achievement of short-term operating goals and long-term increases in shareholder value. The Compensation Committee adopted a bonus program for senior executive officers of the Company designed to award bonuses to the senior executives based upon the achievement of certain financial goals. The bonus program is divided into two elements. The first element is based on the achievement of certain sales and net income goals. In particular, the bonus program awards a 10% bonus if a specific revenue target is achieved and an additional 10% bonus if a specific earnings per share target is achieved, excluding mergers, acquisitions and reorganizations during the fiscal year. The second element is based on increases in the price of the Company's Common Stock from the first to the last day of the fiscal year.

     On April 23, 1999, the Compensation Committee authorized the payment of bonuses to its executive officers and staff employees based upon their respective performance and contribution toward the attainment of the goals of the Company for Fiscal 1999. During Fiscal 1999, the goals of the Company were to increase net sales and net income, introduce new products, introduce enhancements to existing products, expand the Company's customer base, expand its manufacturing, marketing and distribution facilities in Europe, and increase international sales. Substantially all of its goals for Fiscal 1999 were achieved, including the specific revenue and earnings per share targets. The Compensation Committee evaluated the performance of each executive officer and concluded that the successful performance of the Company during Fiscal 1999 was due largely to the efforts of all of the executive officers. The amount of the bonuses for the executive officers was based on the achievement of the financial goals by the Company in Fiscal 1999 as set out in the bonus program and bonuses for other employees were based upon a subjective assessment of the performance of the Company during Fiscal 1999 and the individual performance of such employees as compared with the Company's and the employee's goals for the year.

     The opportunity for an annual cash bonus reflects the degree to which an executive contributes to the realization of established short term objectives of the Company and increasing long-term shareholder value and is intended to be a substantial incentive for the executive officers to achieve those objectives. Annual incentives and the combined annual cash compensation are intended to be competitive with comparable market practices. The Compensation Committee has established target financial objectives of the Company and the annual incentive bonuses to be given to the executive officers, relating to the attainment of the objectives. In 1998, the Compensation Committee determined that a larger percentage of executive compensation would be in the form of incentive compensation based on increases in the market price of the Company's Common Stock. Executive bonuses and incentive compensation for Fiscal 1999 consisted of two elements. The first element consisted of a twenty percent (20%) cash bonus to executive officers of the Company for the achievement of certain sales and net income goals, as outlined above. The second element of the annual cash bonus was based on increases in the market price of the Common Stock. A cash bonus equal to two percent (2%) of base salary was paid to each executive officer of the Company for each five percent (5%) increase in the market price of the Common Stock at March 31, 1999, as compared to the market price of the Common Stock at March 31, 1998. Similarly, a reduction in the market price of the Common Stock would reduce the bonus under the first element by an amount equal to two percent (2%) of base salary for each five percent (5%) decrease in the market price of the Common Stock. The price of the Common Stock had appreciated 24% from March 31, 1998 to March 31, 1999. Therefore, the bonus percentage amount for all elements was 28.0% for Fiscal 1999. The Compensation Committee approved the payment of bonuses to all Named Executive Officers with the exception of Gary R. Johnson, whose cash bonus was based on achieving a certain level of sales. The Compensation Committee is solely responsible for determining any bonus for Mr. Thornton.

     At its meeting on April 23, 1999, the Compensation Committee modified for Fiscal 2000 the cash bonus program with respect to the element determined by changes in the price of the Common Stock. For Fiscal 2000, the change in stock price will be measured by selecting the highest of the lowest reported closing prices for the Common Stock for each twenty day trading period during Fiscal 2000. If the total bonus earned in Fiscal 2000 via the two elements described above is less than 30%, the executive officers can earn additional bonuses up to a maximum total bonus of 30% if the Company's earnings per share ("EPS") exceeds the specific earnings per share target. For each 1% that actual EPS exceeds targeted EPS, an additional 2% bonus is earned.

     Incentive Compensation. The purpose of the Company's Incentive Plans is to provide additional incentives to employees to work to maximize shareholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its employees. The Plan utilizes vesting periods to encourage key employees to continue in the employ of the Company and thereby acts as a retention device for key employees. The Company believes that the program encourages employees to maintain a long-term perspective. The Company grants stock options annually to a broad-based group of the total employee population. For Fiscal 1999, the Company granted options to purchase 296,979 shares of Common Stock to certain key employees, of which options to purchase shares were granted to the Named Executive Officers as follows: 45,000 to Stephen F. Thornton, 22,500 to Remigius G. Shatas, 45,729 to Doyle C. Weeks, 22,500 to R. Byron Driver, 15,000, and 56,250 to Gary R. Johnson.

     In determining the size of an option award for an executive officer, the Compensation Committee's primary considerations are the "grant value" of the award and the performance of the officer measured against the same performance criteria described above under "Introduction" which is used to determine salary. In addition to considering the grant value and the officer's performance, the Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Company does not assign specific weights to these items. Options to purchase shares of the Company's Common Stock are generally at the fair market value of such shares as reported by the NASDAQ Stock Market on the date of grant. Under the terms of the Incentive Plans, the Compensation Committee has sole authority, within the terms of the Incentive Plans, to select the employees who will be granted options under the Incentive Plans and to determine the timing, pricing and amount of options awarded. The Compensation Committee has adopted guidelines with respect to the granting of options under the Plan to employees upon their promotion to important managerial or supervisory classifications. These guidelines, which were developed over a number of years, are designed to reward employees upon promotion to important positions and to provide such employees with the opportunity to share in increases in the long-term shareholder value of the Company in amounts that are consistent with their managerial responsibilities. The Compensation Committee believes that stock options granted under the Incentive Plans reward executive officers only to the extent that shareholders have benefitted from increases in the value of the Company's Common Stock.

     CEO Compensation. Stephen F. Thornton has been President and Chief Executive Officer of the Company since 1984 and Chairman of the Board since 1987. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Thornton's Fiscal 1999 compensation. In setting Mr. Thornton's compensation, the Compensation Committee made an overall assessment of Mr. Thornton's leadership in achieving the Company's long-term strategic and business goals. Mr. Thornton's base salary reflects a consideration of both the Company's performance and Mr. Thornton's individual performance. The Company does not assign specific weights to these categories.

     In April 1999, the Compensation Committee increased Mr. Thornton's base salary from $185,015 to $250,000 and approved a bonus to Mr. Thornton of $51,953 for Fiscal 1999, which was approximately 28% of base salary. In accordance with the Company's bonus program for senior executive officers adopted in 1998 by the Compensation Committee.

     Members of the Compensation Committee:

     David S. Butler
     John R. Cooper
     Oscar Leon Pierce

COMPARATIVE PERFORMANCE GRAPH

     The following line graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from July 28, 1995, the completion of the Company's initial public offering, to March 31, 1999, against the cumulative total return of the NASDAQ Stock Market -- U.S. and the cumulative total return of a published group index for the NASDAQ Computer Manufacturer group (the "Peer Group"), provided by the NASDAQ Stock Market. The graph assumes the investment on July 28, 1995 of $100 in the Company's Common Stock, the NASDAQ Stock Market -- U.S. and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG CYBEX COMPUTER PRODUCTS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX

                              [GRAPH APPEARS HERE]

                                                       CYBEX             NASDAQ
                                                      COMPUTER           STOCK             NASDAQ
               MEASUREMENT PERIOD                     PRODUCTS           MARKET           COMPUTER
             (FISCAL YEAR COVERED)                  CORPORATION          (U.S.)         MANUFACTURER
7/28/95                                                        100               100               100
3/31/96                                                         82               110               117
3/31/97                                                         86               122               128
3/31/98                                                        192               185               226
3/31/99                                                        237               250               448

* $100 invested on July 28, 1995 in stock or on June 30, 1995 in index -- including reinvestment of dividends. Fiscal year ending March 31.

                              GENERAL INFORMATION

SHAREHOLDERS LIST

     A complete list of the Shareholders entitled to vote at the annual meeting of Shareholders to be held on July 27, 1999, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a Shareholder, and at all times during the annual meeting at the place of the meeting.

     Cybex Computer Products Corporation will provide without charge a copy of its annual report on Form 10-K, including the financial statements and schedules thereto, for its fiscal year ended March 31, 1999, to any beneficial owner of Cybex Computer Products Corporation Common Stock as of June 14, 1999, who requests in writing a copy of such from its Chief Financial Officer, Douglas E. Pritchett, c/o Cybex Computer Products Corporation, 4991 Corporate Drive, Huntsville, Alabama 35805.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals to be presented for consideration at the next annual meeting of Shareholders of the Company must be received by the Company at its executive offices at 4991 Corporate Drive, Huntsville, Alabama 35805 no later than June 1, 2000.

COUNTING OF VOTES

     All matters specified in this Proxy Statement to be voted on at the annual meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, to determine the shares represented at the annual meeting, to determine the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, and to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by a broker, or other fiduciary, holding shares for a beneficial owner with authority to vote on one proposal but lacking authority to vote on another proposal) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described above which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

     A copy of the Company's Annual Report has been mailed to all Shareholders entitled to notice of and to vote at the annual meeting.

                           INCORPORATION BY REFERENCE

     The Consolidated Financial Statements of the Company and Management's Discussion and Analysis of Financial Conditions and Results of Operations, set forth in the Company's Annual Report to Shareholders accompanying this Proxy Statement, are hereby incorporated by reference herein.

                                      CYBEX COMPUTER PRODUCTS CORPORATION
                                      /s/ Remigius G. Shatas
                                      Remigius G. Shatas
                                      Secretary

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

                      CYBEX COMPUTER PRODUCTS CORPORATION
                              HUNTSVILLE, ALABAMA

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                  SHAREHOLDERS ON THE 27TH DAY OF JULY, 1999.

                  The undersigned hereby appoints Stephen F. Thornton and Remigius G. Shatas, and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Cybex Computer Products Corporation held of record by the undersigned on June 14, 1999, at the annual meeting of the Shareholders to be held on the 27th day of July, 1999, at the Holiday Inn, Research Park, 5903 University Dr., N.W., Huntsville, Alabama 35806, at 10:30 A.M. (local time), and at any adjournments thereof, upon the matters set forth below and described in the notice and proxy statement for said meeting, copies of which have been received by the undersigned; and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

         (1)  ELECTION OF DIRECTORS

                  FOR all nominees listed below  [ ]             WITHHOLD AUTHORITY  [ ]
                  (except as marked to the contrary below)       to vote for all nominees
                                                                 listed below


         INSTRUCTION -- TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

         Stephen F. Thornton, Remigius G. Shatas, David S. Butler, John R. Cooper, Douglas E. Pritchett, Doyle C. Weeks

         (2) Proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized Common Stock of the Company to 50,000,000 shares of Common Stock, par value $.001 per share.


                  FOR:  [ ]            AGAINST:  [ ]            ABSTAIN:  [ ]

         (3) Proposal to ratify the engagement of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year.


                  FOR:  [ ]            AGAINST:  [ ]            ABSTAIN:  [ ]

         (4) In their discretion upon such other matters as may properly come before the meeting.

     Please mark your votes as indicated in this example.  [X]

     The shares represented by this proxy will be voted in accordance with the specifications made by the undersigned herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE PROPOSALS.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN THOUGH YOU PLAN TO ATTEND THIS MEETING.

     To help our preparations for the meeting, please check here if you plan to attend. [ ]

                                  SIGN HERE EXACTLY AS NAME(S) APPEAR(S) HEREON:


                                        ----------------------------------------
                                     Date:
                                          --------------------------------------



                                        ----------------------------------------
                                     Date:
                                          --------------------------------------

     WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


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